ONE PRICE CLOTHING STORES, INC. AND
SUBSIDIARY

EXHIBIT 15 - ACKNOWLEDGEMENT OF DELOITTE &
TOUCHE LLP, INDEPENDENT ACCOUNTANTS





August 11, 1995



One Price Clothing Stores, Inc.
P O Box 2487
Spartanburg, SC  29304

We have made a review, in accordance with standards established by the American
Institute of Certified Public Accountants, of the unaudited interim financial information of One Price Clothing Stores,
Inc. for the periods ended April 1, 1995 and April 2, 1994 and July 1, 1995 and
July 2, 1994, as indicated in our reports dated April 14, 1995 and July 20, 1995, respectively; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which were included in your Quarterly Reports on Form 10-Q for the quarters ended April 1, 1995 and July 1,
1995, are being used in this Registration
Statement.

We also are aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections
7 and 11 of that Act.

DELOITTE & TOUCHE LLP
Greenville, South Carolina